THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information
(dollars in thousands)

EXHIBIT 99.1

On June 30, 2014, affiliates of CCMP Capital Advisors, LLC (“CCMP”) and Oak Hill Capital Partners III, L.P., Oak Hill Capital
Management Partners III, L.P. and OHCP III HC RO, L.P.), together with certain current and former members of Hillman’s management, consummated a merger transaction (the “Merger Transaction”) pursuant to the terms and conditions of an Agreement and Plan of Merger dated as of May 16, 2014.

The Company, through Hillman Group, had issued $265,000 in aggregate principal amount of 10.875% Senior Notes that were scheduled to mature on June 1, 2018. In connection with the Merger Transaction, the 10.875% Senior Notes were repaid and terminated.

Hillman Group issued $330,000 aggregate principal amount of its senior notes due July 15, 2022 (the “6.375% Senior Notes”). The 6.375% Senior Notes, of which $330,000 aggregate principal amount was outstanding as of March 31, 2015, are fully and unconditionally guaranteed on a joint and several basis by The Hillman Companies, Inc., Hillman Investment Company, and certain of the Company’s wholly-owned subsidiaries. The non-guarantor information presented represents our Australian, Canadian, and Mexican subsidiaries.

The following financial information presents condensed consolidating statements of comprehensive loss, balance sheets, and cash flows for the Hillman Group, all guarantor subsidiaries, all non-guarantor subsidiaries, and the eliminations necessary to provide the consolidated results for the Hillman Companies and subsidiaries. For purposes of this presentation, we have accounted for investments in our subsidiaries using the equity method of accounting. The principal consolidating adjustments eliminate investment in subsidiary and intercompany balances and transactions.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statements of Comprehensive Loss (Unaudited)
For the three months ended March 31, 2015
(dollars in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$144,121	$5,113	$31,462	$—	$180,696
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	79,045	3,692	20,611	—	103,348
Selling, general and administrative expenses	254	49,923	1,018	10,503	—	61,698
Transaction, acquisition and integration expenses	—	165	—	—	—	165
Depreciation	—	6,949	17	571	—	7,537
Amortization	8,974	—	54	489	—	9,517
Intercompany administrative (income) expense	—	(108)	—	108	—	—
Management fees to related party	—	151	—	—	—	151
Other (income) expense, net	(50)	1,541	(2)	(259)	—	1,230

(Loss) income from operations	(9,178)	6,455	334	(561)	—	(2,950)

Intercompany interest (income) expense	(3,057)	3,057	—	—	—	—
Interest (income) expense, net	(235)	11,263	—	1,599	—	12,627
Interest expense on junior subordinated debentures	3,152	—	—	—	—	3,152
Investment income on trust common securities	(95)	—	—	—	—	(95)
(Loss) income before equity in subsidiaries' income	(8,943)	(7,865)	334	(2,160)	—	(18,634)
Equity in subsidiaries' (loss) income	(8,708)	(843)	—	—	9,551	—

(Loss) income before income taxes	(17,651)	(8,708)	334	(2,160)	9,551	(18,634)
Income tax (benefit) provision	(7,786)	—	156	(1,139)	—	(8,769)

Net (loss) income	$(9,865)	$(8,708)	$178	$(1,021)	$9,551	$(9,865)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(7,229)	—	(24,528)	21,245	(10,512)

Total comprehensive (loss) income	$(9,865)	$(15,937)	$178	$(25,549)	$30,796	$(20,377)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statements of Comprehensive Loss (Unaudited)
For the three months ended March 31, 2014
(dollars in thousands)

	Predecessor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$115,365	$7,307	$32,107	$—	$154,779
Cost of sales (exclusive of depreciation and
amortization shown below)	—	54,735	5,106	19,574	—	79,415
Selling, general and administrative expenses	526	42,363	1,726	11,228	—	55,843
Transaction, acquisition and integration expenses	—	—	—	—	—	—
Depreciation	—	6,196	21	651	—	6,868
Amortization	4,515	772	—	257	—	5,544
Intercompany administrative (income) expense	—	(108)	—	108	—	—
Other (income) expense, net	(18)	32	(129)	(373)	—	(488)

(Loss) income from operations	(5,023)	11,375	583	662	—	7,597

Intercompany interest (income) expense	(3,058)	3,058	—	—	—	—
Interest (income) expense, net	(51)	9,916	—	1,680	—	11,545
Interest expense on junior subordinated debentures	3,152	—	—	—	—	3,152
Investment income on trust common securities	(95)	—	—	—	—	(95)
(loss) income before equity in subsidiaries' income	(4,971)	(1,599)	583	(1,018)	—	(7,005)
Equity in subsidiaries' income (loss)	(1,842)	(243)	—	—	2,085	—

(Loss) income before income taxes	(6,813)	(1,842)	583	(1,018)	2,085	(7,005)
Income tax (benefit) provision	(2,751)	—	244	(436)	—	(2,943)

Net (loss) income	$(4,062)	$(1,842)	$339	$(582)	$2,085	$(4,062)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(4,067)	—	20	—	(4,047)

Total comprehensive (loss) income	$(4,062)	$(5,909)	$339	$(562)	$2,085	$(8,109)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of March 31, 2015
(dollars in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$600	$380	$1,156	$—	$2,137
Restricted investments	494	—	—	—	—	494
Accounts receivable, net	—	80,713	2,040	25,349	—	108,102
Inventories, net	—	156,788	5,314	65,989	(492)	227,599
Deferred income taxes, net	10,611	277	514	1,318	(87)	12,633
Other current assets	—	7,689	162	2,243	—	10,094
Total current assets	11,106	246,067	8,410	96,055	(579)	361,059
Intercompany notes receivable	105,446	110,768	(7,033)	(103,735)	(105,446)	—
Intercompany interest receivable	3,057	2,450	—	—	(5,507)	—
Investments in subsidiaries	(847,170)	69,419	4,300	250,469	522,982	—
Property and equipment, net	—	100,304	281	11,741	—	112,326
Goodwill	789,870	338,696	3,240	35,102	(548,026)	618,882
Other intangibles, net	737,740	—	4,629	43,696	—	786,065
Restricted investments	1,720	—	—	—	—	1,720
Deferred income taxes	58,404	143	(610)	1,132	(59,069)	—
Deferred financing fees, net	—	23,483	—	—	—	23,483
Investment in trust common securities	3,261	—	—	—	—	3,261
Other assets	—	3,023	25	45	—	3,093

Total assets	$863,434	$894,353	$13,242	$334,505	$(195,645)	$1,909,889

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	—	$57,979	$152	$18,733	—	$76,864
Current portion of senior term loans	—	5,500	—	—	—	5,500
Current portion of capitalized lease and other obligations	—	207	—	—	—	207
Intercompany interest payable	—	3,057	—	2,450	(5,507)	—
Accrued expenses:
Salaries and wages	—	6,210	123	1,286	—	7,619
Pricing allowances	—	4,538	5	2,097	—	6,640
Income and other taxes	(213)	2,423	68	500	—	2,778
Interest	—	4,795	—	—	—	4,795
Deferred compensation	494	—	—	—	—	494
Other accrued expenses	—	7,546	40	1,732	—	9,318
Total current liabilities	281	92,255	388	26,798	(5,507)	114,215

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of March 31, 2015
(dollars in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
LIABILITIES AND STOCKHOLDERS' EQUITY(CONTINUED)
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term senior term loans	—	540,375	—	—	—	540,375
Bank revolving credit	—	29,000	—	—	—	29,000
Long term capitalized leases and other obligations	—	350	—	—	—	350
Long term senior notes	—	330,000	—	—	—	330,000
Junior subordinated debentures	130,448	—	—	—	—	130,448
Deferred compensation	1,720	—	—	—	—	1,720
Deferred income taxes, net	306,873	—	2,022	13,375	(59,156)	263,114
Other non-current liabilities	—	6,593	—	1,644	—	8,237
Total liabilities	439,322	1,104,019	2,410	41,817	(170,109)	1,417,459

Commitments and Contingencies

Stockholders' Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at March 31, 2015	—	—	—	—	—	—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at March 31, 2015	—	—	50	—	(50)	—

Additional paid-in capital	631,726	5,842	10,197	375,287	(478,784)	544,268
Accumulated deficit	(207,614)	(199,959)	585	(12,505)	390,691	(28,802)
Accumulated other comprehensive (loss) income	—	(15,549)	—	(70,094)	62,607	(23,036)
Total stockholders' equity	424,112	(209,666)	10,832	292,688	(25,536)	492,430
Total liabilities and stockholders' equity	$863,434	$894,353	$13,242	$334,505	$(195,645)	$1,909,889

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of December 31, 2014
(dollars in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$13,191	$696	$4,597	—	$18,485
Restricted investments	494	—	—	—	—	494
Accounts receivable, net	—	65,270	1,175	23,439	—	89,884
Inventories, net	—	141,472	5,687	57,885	(321)	204,723
Deferred income taxes, net	11,191	277	538	1,331	(98)	13,239
Other current assets	—	8,142	124	2,058	—	10,324
Total current assets	11,686	228,352	8,220	89,310	(419)	337,149
Intercompany notes receivable	105,446	112,977	(6,975)	(106,002)	(105,446)	—
Intercompany interest receivable	—	948	—	—	(948)	—
Investments in subsidiaries	(840,201)	69,419	4,300	271,714	494,768	—
Property and equipment, net	—	101,299	298	12,934	—	114,531
Goodwill	789,870	338,696	3,240	37,780	(548,026)	621,560
Other intangibles, net	746,714	—	4,682	47,545	—	798,941
Restricted investments	1,750	—	—	—	—	1,750
Deferred income taxes	53,715	143	(477)	(2)	(53,379)	—
Deferred financing fees, net	—	24,407	—	—	—	24,407
Investment in trust common securities	3,261	—	—	—	—	3,261
Other assets	—	1,317	25	72	—	1,414

Total assets	$872,241	$877,558	$13,313	$353,351	$(213,450)	$1,903,013

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	—	$53,487	$422	$12,553	—	$66,462
Current portion of senior term loans	—	5,500	—	—	—	5,500
Current portion of capitalized lease and other obligations	—	207	—	—	—	207
Intercompany interest payable	—	—	—	948	(948)	—
Accrued expenses:
Salaries and wages	—	4,144	120	983	—	5,247
Pricing allowances	—	3,621	3	3,038	—	6,662
Income and other taxes	(581)	2,325	37	1,520	—	3,301
Interest	—	10,587	—	—	—	10,587
Deferred compensation	494	—	—	—	—	494
Other accrued expenses	—	6,990	40	393	—	7,423
Total current liabilities	(87)	86,861	622	19,435	(948)	105,883

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of December 31, 2014
(dollars in thousands)

	Successor
	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
LIABILITIES AND STOCKHOLDERS' EQUITY(CONTINUED)
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term senior term loans	—	541,750	—	—	—	541,750
Long term capitalized leases and other obligations	—	400	—	—	—	400
Long term senior notes	—	330,000	—	—	—	330,000
Junior subordinated debentures	130,685	—	—	—	—	130,685
Deferred compensation	1,750	—	—	—	—	1,750
Deferred income taxes, net	310,804	—	2,037	14,417	(53,477)	273,781
Other non-current liabilities	—	4,359	—	1,262	—	5,621
Total liabilities	443,152	1,068,816	2,659	35,114	(159,871)	1,389,870

Commitments and Contingencies

Stockholders' Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at December 31, 2014	—	—	—	—	—	—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at December 31, 2014	—	—	50	—	(50)	—
Additional paid-in capital	632,602	5,842	10,197	375,287	(479,324)	544,604
Accumulated deficit	(203,513)	(188,780)	407	(11,484)	384,433	(18,937)
Accumulated other comprehensive (loss) income	—	(8,320)	—	(45,566)	41,362	(12,524)
Total stockholders' equity	429,089	(191,258)	10,654	318,237	(53,579)	513,143
Total liabilities and stockholders' equity	$872,241	$877,558	$13,313	$353,351	$(213,450)	$1,903,013

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Consolidating Statement of Cash Flows (Unaudited)
For the three months ended March 31, 2015
(dollars in thousands)

	Successor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net (loss) income	$(1,157)	$(7,865)	$178	$(1,021)	—	$(9,865)
Adjustments to reconcile net (loss) income to net cash
provided by used for operating activities:
Depreciation and amortization	8,974	6,949	70	1,061	—	17,054
Dispositions of property and equipment	—	16	—	47	—	63
Deferred income tax (benefit) provision	(8,040)	—	142	(1,262)	—	(9,160)
Deferred financing and original issue discount amortization	(237)	924	—	—	—	687
Stock-based compensation expense	204	—	—	—	—	204
Other non-cash interest and change in value of interest rate swap	—	1,543	—	—	—	1,543
Changes in operating items:
Accounts receivable	—	(15,443)	(865)	(1,649)	—	(17,957)
Inventories	—	(15,145)	373	(12,841)	—	(27,613)
Other assets	(3,057)	3,281	20	7,690	—	7,934
Accounts payable	—	4,492	(270)	6,828	—	11,050
Interest payable on junior subordinated debentures	—	—	—	—	—	—
Other accrued liabilities	368	(2,248)	36	(1,279)	—	(3,123)
Other items, net	3,485	(3,447)	—	(367)	—	(329)
Net cash provided by (used for) operating activities	540	(26,943)	(316)	(2,793)	—	(29,512)

Cash flows from investing activities:
Capital expenditures	—	(5,994)	—	(434)	—	(6,428)
Net cash (used for) provided by investing activities	—	(5,994)	—	(434)	—	(6,428)

Cash flows from financing activities:
Repayments of senior term loans	—	(1,375)	—	—	—	(1,375)
Borrowings on revolving credit loans	—	29,000	—	—	—	29,000
Principal payments under capitalized lease obligations	—	(50)	—	—	—	(50)
Purchase of stock from a former member of management	(540)	—	—	—	—	(540)
Net cash (used for) financing activities	(540)	27,575	—	—	—	27,035

Effect of exchange rate changes on cash	—	(7,229)	—	(214)	—	(7,443)

Net (decrease) increase in cash and cash equivalents	—	(12,591)	(316)	(3,441)	—	(16,348)
Cash and cash equivalents at beginning of period	1	13,191	696	4,597	—	18,485
Cash and cash equivalents at end of period	1	600	380	1,156	—	2,137

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statement of Cash Flows (Unaudited)
For the three months ended March 31, 2014
(dollars in thousands)

	Predecessor

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net income (loss)	$(2,220)	$(1,599)	$339	$(582)	—	$(4,062)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	4,515	6,948	23	697	—	12,183
Deferred income tax (benefit) provision	(1,741)	—	112	(746)	—	(2,375)
Deferred financing and original issue discount amortization	(50)	743	—	—	—	693
Stock-based compensation expense	508	—	—	—	—	508
Changes in operating items:
Accounts receivable	—	(5,473)	85	(1,655)	—	(7,043)
Inventories	—	(3,588)	(86)	(2,956)	—	(6,630)
Other assets	(3,058)	(2,881)	1,328	9,357	—	4,746
Accounts payable	—	6,390	(350)	(2,439)	—	3,601
Interest payable on junior subordinated debentures	1,019	—	—	—	—	1,019
Other accrued liabilities	(99)	1,018	(36)	407	—	1,290
Other items, net	652	(533)	(853)	200	—	(534)
Net cash (used for) provided by operating activities	(474)	1,025	562	2,283	—	3,396

Cash flows from investing activities:
Capital expenditures	—	(6,216)	(9)	(700)	—	(6,925)
Net cash used for investing activities	—	(6,216)	(9)	(700)	—	(6,925)

Cash flows from financing activities:
Repayments of senior term loans	—	(992)	—	—	—	(992)
Proceeds from exercise of stock options	474	—	—	—	—	474
Principal payments under capitalized lease obligations	—	(41)	—	—	—	(41)
Net cash provided by (used for) financing activities	474	(1,033)	—	—	—	(559)

Effect of exchange rate changes on cash	—	(4,067)	—	(184)	—	(4,251)

Net (decrease) increase in cash and cash equivalents	—	(10,291)	553	1,399	—	(8,339)
Cash and cash equivalents at beginning of period	1	27,553	792	6,623	—	34,969
Cash and cash equivalents at end of period	1	17,262	1,345	8,022	—	26,630